Stillwater Mining Company Reports on 2012 Mine Production Results and Montana Expansion Projects

Total 2012 Palladium and Platinum Production Exceeds Guidance

Montana Mine Expansion Projects Continue to Show Significant Progress

BILLINGS, MT -- (Marketwire - January 15, 2013) - STILLWATER MINING COMPANY (NYSE: SWC) (TSX: SWC.U) reported today that its mined production of palladium and platinum for the fourth quarter 2012 was 132,500 ounces and for the year 2012 was 513,700 ounces, exceeding the Company's 2012 guidance of 500,000 ounces. Mined production for 2011 was 517,900 ounces. The Company also reported that mine production guidance for 2013 is again projected at 500,000 ounces.

While not yet finalized, 2012 total cash costs per mined ounce (a non-GAAP measure of extraction efficiency that is further defined in the Company's filings with the U.S. Securities and Exchange Commission) are expected to be at or slightly below 2012 guidance of $500. These will be above total cash costs per mined ounce of $420 for 2011.

Total cash costs for 2013 are expected to average about $560 per mined ounce, reflecting ongoing increases in infrastructure requirements at both of the Company's Montana mines as they continue to go deeper and expand outward, increases in contractual labor commitments, ongoing growth in the Company's workforce, training, safety and mine support efforts to enable the Company's Montana expansion projects, as well as general inflation. While the Company's PGM industry peers face similar cost pressures from deepening and receding face dynamics, Stillwater has fared better due to the stratigraphy of its ore reserve and a more stable operating environment. Furthermore, Stillwater has benefitted from palladium's improved price relationship to that of platinum. For the past 24 months, the palladium-to-platinum price relationship has averaged 42%, compared to 26% between 2003 and 2010. This improved price relationship has positioned Stillwater as one of the lowest cost primary PGM producers in the world. Given the positive outlook for demand in the auto industry and expected favorable supply-demand dynamics for palladium, the Company believes there is an opportunity for the palladium-to-platinum price relationship to tighten further.

On the recycling side, the Company's volumes increased in the fourth quarter 2012 to 118,600 ounces as PGM prices rebounded late in the year and new shippers emerged. Recycling volumes, which are price sensitive, had dipped during the middle part of 2012, but rebounded as PGM prices increased during the fourth quarter. Total recycling volumes for the year 2012 were 445,200 ounces of palladium, platinum and rhodium compared to 486,700 ounces for 2011.

Commenting on the 2012 results, Frank McAllister, the Company's chairman and CEO, stated, "These are dynamic times in the PGM industry. Our mines continue to perform very well, with stable production, well controlled, competitive cost structures and comparatively modest sustaining capital requirements, while other PGM producers face very significant production, labor and cost challenges. The dynamics of our industry are driven by continued strong growth in demand, particularly for palladium, in the face of ever increasing supply constraints globally. At this point, we find ourselves one of the few PGM producers projecting a long-term growth profile in PGMs, which we believe is built atop a foundation of stable, highly cost-competitive and long-lived existing operations. In particular, I am pleased to observe that the significant investment we have made in the development of our Montana operations these past several years has now progressed to the point where we can begin to quantify the level of future growth achievable at those operations.

"Of special note in 2012 was the continuing improvement in the Company's safety performance: our reportable incident rate per 200,000 hours worked declined to 3.12 in 2012 from 3.34 in 2011, a 6.6% improvement. I congratulate each of our employees for another excellent year of dedicated performance and for continuing attention to workplace safety and productivity improvement."

Montana Expansion Projects

Projecting beyond 2013, Stillwater further advised that it now expects first production from its Graham Creek project at the East Boulder Mine in late 2014, with the project expected to increase total Company production by about 30,000 ounces annually from 2015 and thereafter. In addition, the Company is initiating development of the Far West project, a new as yet undeveloped mining area with attractive ore grades situated within the Stillwater Mine. Once in operation, the Far West area is expected to increase the Stillwater Mine's production by approximately 20,000 ounces initially in 2016, growing to approximately 45,000 ounces in 2017 and thereafter. With Graham Creek and Far West both on line in 2017, estimated annual Company production from the Montana operations should total approximately 575,000 ounces. Beyond 2017, when the Blitz project comes fully online, estimated annual Company production from the Montana operations should total at least 600,000 ounces. The Company expects to gain more clarity on the ultimate production potential of the Blitz project as development there proceeds further.

The Graham Creek project's 8,200-foot tunnel boring machine (TBM) excavation remains on track and will be finished in the first half of 2013. Once complete, it will be followed by the installation of two ventilation raises to surface over the subsequent 18 months. During this time the Company will continue to hire and train additional skilled miners required for the East Boulder Mine and Graham Creek operations. Through the end of 2012, the TBM has advanced about 6,500 feet. While not complete, significant definitional drilling has been performed at the Graham Creek project and minable ore has been identified. Ore grades in this area appear consistent with current grades in the existing portion of the East Boulder Mine. The cost of the Graham Creek project is estimated at $13 million, of which approximately $3.5 million has been charged to the project through the end of 2012.

The Company's new Far West project was first identified in this year's mining plan and is situated in an area of relatively high PGM grades between the 3500 and 5000 levels at the western end of the Stillwater Mine. The Company anticipates the Far West project will take about three years to fully develop at an estimated cost of $25 million. It represents an acceleration of incremental production made possible by the Company's ongoing development of the Blitz project. Because the Far West project is situated within the existing envelope of the Stillwater Mine, the development efforts there will benefit from the existing major infrastructure of the mine. At least initially, some manpower may be diverted from the Blitz development into the Far West project in order to accelerate overall production growth at the Stillwater Mine, but if workforce attrition remains stable, the effect on the Blitz timeline should be minimal.

The Blitz project includes three principal elements: a TBM drive that ultimately will extend about 23,000 feet to the east from the existing Stillwater Mine infrastructure; a second underground drift parallel to the TBM drive and about 600 feet above it; and a proposed new surface portal and decline to be located about four miles to the east of the existing Stillwater Mine facilities. The new surface portal will be conventionally driven and is intended to intercept the two primary Blitz tunnels, providing ventilation and emergency egress for the Blitz area. The TBM acquired for the Blitz project was fully commissioned during the fourth quarter of 2012 and to date has advanced about 400 feet. Construction of the second conventional drift is also in progress and has advanced over 700 feet. As these drives continue to advance, definitional and probe drilling will be performed to further enhance the understanding of the geology in this area. Total cost of the Blitz project is expected to be approximately $197 million, of which approximately $35.6 million has been charged to the project through the end of 2012.

Marathon

Separately, the detailed engineering study is progressing at the Marathon project in Canada and is expected to be completed during the third quarter of 2013. The environmental review at Marathon is also proceeding; the Company currently is responding to sufficiency comments received during the fourth quarter of last year from the joint federal and provincial environmental review panel related to the Marathon environmental assessment.

Altar

The Company believes the Altar project is a low-cost option on copper-gold with significant resource potential upside. To that end, the capital spending program for Altar remains highly disciplined and focused on defining and ultimately valuing that upside. Stillwater plans to reduce spending significantly at Altar in 2013. Importantly, this limited spending at Altar will not divert capital away from the Company's core palladium-focused operations and growth projects.

Conclusion

The Company continues to be extremely positive on the outlook for palladium and its position to benefit from that outlook. The Company has a strong balance sheet and stable base of cost-competitive palladium-focused operations, both of which will enable the Company to further its palladium-based growth projects at a time when other major companies in the PGM industry face significant challenges.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining Company can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "projects", "estimates," "forecast," "guidance," or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management's expectations, is found in the section entitled "Risk Factors" in the Company's 2011 Annual Report on Form 10-K and in subsequent filings with the United States Securities & Exchange Commission. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Mike Beckstead
(406) 373-8971